UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 3, 2009

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152934	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

____________________________________________________________________________________________________________________________________________

Item 1.01	ENTER INTO A MATERIAL DEFINITIVE AGREEMENT

On September 3, 2009, NTK Holdings, Inc. (“NTK”) and Nortek, Inc. (“Nortek,” and together with NTK, the “Company”) entered into a restructuring and lock-up agreement (the “Restructuring Agreement”) with certain holders of (i) NTK’s 10¾% Senior Discount Notes due 2014 (the “10¾% Notes”), (ii) Nortek’s 8½% Senior Subordinated Notes due 2014 (the “8½% Notes”), and (iii) Nortek’s 10% Senior Secured Notes due 2013 (the “10% Notes”) (collectively, the “Notes”).  Pursuant to the Restructuring Agreement, certain holders of the Notes have agreed to restructure and recapitalize the Notes (the restructuring and the recapitalization, the “Transactions”).  The Transactions will be implemented through a solicitation of votes for a prepackaged plan of reorganization of the Company pursuant to Regulation D under the Securities Act of 1933, as amended, and Sections 1125, 1126 and 1145 of the Bankruptcy Code.  The Company and the domestic subsidiaries of Nortek intend to commence voluntary reorganization cases under chapter 11 of the Bankruptcy Code to effect the Transactions through a pre-packaged chapter 11 plan of reorganization on the terms set forth in the plan of reorganization (the “Plan”).

By executing the Restructuring Agreement, the holders of more than two-thirds of the outstanding principal amount of the 8½% Notes and a substantial portion of the outstanding principal amount of each of the 10¾% Notes the 10% Notes have agreed to vote in favor of the Plan, subject to the terms and conditions of the Restructuring Agreement and certain other agreements.  This Current Report on Form 8-K does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities.

Pursuant to the Restructuring Agreement and the Plan, on the date the chapter 11 proceedings are concluded:

•	The consideration received by the holders of the $750 million aggregate principal amount outstanding of 10% Notes will depend on whether the class of holders of 10% Notes approves the Plan.

o
If this class approves the Plan, the holders of 10% Notes will receive 5% of the new common stock issued by Nortek on the date the proceedings are concluded and new notes of Nortek, bearing interest at 11% per annum.  The other terms of these new 11% Nortek notes would be subject to negotiation between Nortek and holders of such notes.

o	If this class does not approve the Plan, the existing 10% Notes will remain outstanding and the indenture covering the 10% Notes will be reinstated.

•
The holders of the $625 million aggregate principal amount outstanding of 8½% Notes will receive approximately 92% of the new common stock issued by Nortek on the date the proceedings are concluded (or 96% if the 10% Notes indenture is reinstated).

•
The holders of the $10 million aggregate principal amount outstanding of Nortek’s 9 7/8% Series A and Series B Senior Subordinated Notes due 2011 will receive approximately 1.4% of the new common stock issued by Nortek on the date the proceedings are concluded (or 1.5% if the 10% Notes indenture is reinstated).

•
The holders of the $403 million aggregate principal amount outstanding of 10¾% Notes will receive approximately 1.2% of the new common stock issued by Nortek on the date the proceedings are concluded and warrants to acquire approximately 2.9% of the new Nortek common stock, on a fully diluted basis.

•
The lenders under the NTK senior unsecured loan agreement will receive approximately 0.8% of the new common stock issued by Nortek on the date the proceedings are concluded and warrants to acquire approximately 2.1% of the new Nortek stock, on a fully diluted basis.

•	Officers and key employees of the Company will receive equity awards representing an aggregate of 10% of the new Nortek common stock, on a fully diluted basis.

In addition, under the Plan, all trade creditors, suppliers and employees will receive all amounts owed to them in the ordinary course of business.

The Company expects to launch a formal solicitation of consent for the Plan from holders of the Notes and other claims and equity interests no later than September 15, 2009.  Consents will be due approximately 30 days after the Company launches the solicitation.  Upon receiving the consents, the Company would commence the prepackaged chapter 11 bankruptcy proceedings in order to implement the Plan.  The proceedings are expected to conclude around the end of the year.

As part of the Company’s strategy to preserve and enhance its near-term liquidity, Nortek has elected to forego making a $26.5 million interest payment on its 8½% Notes that was due on September 1, 2009.  Under the terms of the indenture governing the 8½% Notes, Nortek has a thirty (30) day grace period in which to make this interest payment before it would be an event of default.  If the interest payment is not made within the thirty (30) day grace period, it would be an event of default under the indenture.  Pursuant to the Restructuring Agreement and subject to certain conditions, the holders of the Notes that have executed the Restructuring Agreement have agreed not to exercise their rights and remedies against the Company with respect to this event of default under their applicable indenture.

In addition, pursuant to a forbearance agreement (the “Forbearance Agreement”) dated September 3, 2009, the lenders (the “Lenders”) under the Nortek asset-based line of credit agreement, dated as of May 20, 2008, as amended, have agreed to forbear from exercising rights and remedies against the Company that may exist as a result of Nortek’s failure to make the interest payment on the 8½% Notes.  The Forbearance Agreement runs until the earliest to occur of (i) October 20, 2009, (ii) the date the Restructuring Agreement shall no longer be in full force and effect or (iii) the occurrence of certain other events described in the Forbearance Agreement.  A copy of the Forbearance Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

A copy of the press release announcing the Restructuring Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K.  By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this discussion and throughout this document, words, such as “intends”, “plans”, “estimates”, “believes”, “anticipates” and “expects” or similar expressions are intended to identify forward-looking statements.  These statements are based on our current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual future activities and operating results to differ include the availability and cost of certain raw materials, (including, among others, steel, copper, packaging materials, plastics and aluminum) and purchased components, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, price, product and warranty liability claims, any amendments to the Plan, whether or not the Plan is confirmed by the bankruptcy court, and whether or not the Company and its domestic subsidiaries conclude their chapter 11 cases in the anticipated timeframe or at all.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Readers are also urged to carefully review and consider the various disclosures made by Nortek, herein, as well as our periodic reports on Forms 10-K, 10-Q and 8-K, filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.
By: /s/ Edward J. Cooney Name: Edward J. Cooney Title: Vice President and Treasurer

Date:  September 3, 2009
INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Forbearance Agreement dated September 3, 2009
99.2	Press release dated September 3, 2009